UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 5, 2007
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-33203	20-1811472

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN	55077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 554-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information
ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 5, 2007, US BioEnergy Corporation (the “Company”) completed the sale of UBE Services, LLC and United Bio Energy Ingredients, LLC (collectively “UBE”) to AgMotion, Inc. (“AgMotion”) pursuant to a Membership Interest Purchase Agreement dated December 5, 2007 (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, AgMotion made an initial cash payment equal to approximately $6.4 Million. In addition, the Company will receive 50% of any net collections with respect to a group of UBE’s receivables which were in the face amount of approximately $653,000, and AgMotion will make payments to the Company equal to 35% of the net after-tax income for the periods from December 5, 2007 until September 30, 2008 and for the year ended September 30, 2009.
UBE provides services to third-party ethanol plants. Such services include: grain procurement services, marketing services for distillers grains and other ethanol co-products, risk management services for commodities related to the ethanol business and ethanol plant management services.
In connection with the transaction, the Company will provide certain transition services to AgMotion for a limited time following the completion of the sale. In addition, the Company will assume the obligations of United Bio Energy Ingredients, LLC under the railcar leases with General Electric Railcar Services Corporation, Trinity Industries Leasing Company, CIT Group/Equipment Financing, Inc. (assigned to CIT by Bombardier Rail Capital Inc.), and GATX Financial Corporation. The railcar lease between Midwest Ethanol Transport, LLC and United Bio Energy Ingredients, LLC will be assigned to Hawkeye Renewables, LLC (“Hawkeye”) in accordance with the terms of the two Restated Distiller’s Grains Marketing Agreements between United Bio Energy Ingredients, LLC and Hawkeye.
Prior to the transaction, UBE Services, LLC assigned to the Company the following agreements, each by and between UBE Services, LLC and Big River Resources Grinnell, LLC dated as of February 1, 2007: Grain Procurement Agreement, Plant Management Agreement, and the Project Management Agreement. United Bio Energy Ingredients, LLC assigned to the Company the Co-Products Marketing Agreement with Big River Resources Grinnell, LLC dated February 1, 2007.
The Company had no material relationship with AgMotion prior to December 5, 2007.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
2.1 Membership Interest Purchase Agreement, dated December 5, 2007, by and between AgMotion, Inc. and US BioEnergy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION
/s/ Gregory S. Schlicht
Date: December 11, 2007	By: Gregory S. Schlicht
Its: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated December 5, 2007, by and between AgMotion, Inc. and US BioEnergy Corporation.